Exhibit 3.3


                              ARTICLES OF AMENDMENT
                                       OF
                           AMERUS LIFE HOLDINGS, INC.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

         Pursuant to Section 1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment to the Corporation's Amended and Restated Articles of Incorporation.

1.       The name of the corporation is AmerUs Life Holdings, Inc.

2. The first paragraph of Article IV of the Amended and Restated Articles of Incorporation is amended and restated as follows:

                                   ARTICLE IV

         The aggregate number of shares of all classes of capital stock which the corporation shall have authority to issue is two hundred and fifty million (250,000,000) shares, of which twenty million (20,000,000) shares shall be Preferred Stock, no par value, issuable in one or more series, one hundred eighty million (180,000,000) shares shall be Class A common stock, no par value, and fifty million (50,000,000) shares shall be Class B common stock, no par value. [changes underlined]

3.       The date of adoption of the amendment was May 8, 1998.

4A. The amendment was approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting is as follows:

                 Designation              Shares                 Votes Entitled to be           Votes Represented
                  of Group              Outstanding                Cast on Amendment               at Meeting
               --------------        ----------------         ---------------------------    -----------------------
             Class A and Class B
             Common Stock               34,734,918                    34,734,918                     32,278,392

             Class A Common
             Stock                      29,734,918                    29,734,918                     27,278,392

4B. The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment is as follows:

                         Voting Group                             Votes For                    Votes Against
                       -----------------                        ------------                 -----------------
              Class A and Class B Common Stock                    27,686,461                      4,558,263

              Class A Common Stock                                22,686,461                      4,558,263


         The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

         Dated this 25th day of September, 1998.


                                 AMERUS LIFE HOLDING, INC.

                                 By:   /s/ Roger K. Brooks
                                       ----------------------------------------
                                       Roger K. Brooks
                                       Chairman, President and Chief Executive
Officer


                                 By:   /s/ James A. Smallenberger
                                       ----------------------------------------
                                       James A. Smallenberger
                                       Senior Vice President and Secretary

                             CERTIFICATE OF APPROVAL
                                ATTORNEY GENERAL


                  Pursuant to provisions of the Iowa Code, the undersigned approves the Articles of Amendment (adopted May 8, 1998) to the Amended and Restated Articles of Incorporation for AmerUs Life Holdings, Inc., and finds them in conformance with the laws of the United States and with the laws and Constitution of the State of Iowa.


                                              THOMAS J. MILLER
                                              Attorney General of Iowa


         12-23-98                             /s/ Scott M. Galenbeck
         ------------------                   ----------------------------------
         Date                        By:      SCOTT M. GALENBECK
                                              Assistant Attorney General




                            CERTIFICATE OF APPROVAL
                           COMMISSIONER OF INSURANCE


                  Pursuant to the provisions of the Iowa Code, the undersigned approves the Articles of Amendment (adopted May 8, 1998) to the Amended and Restated Articles of Incorporation for AmerUs Life Holdings, Inc.


                                              THERESE M. VAUGHAN
                                              Commissioner of Insurance



         12-24-98                             /s/ Robert L. Howe
         ------------------                   ----------------------------------
         Date                        By:      ROBERT L. HOWE
                                              Deputy Commissioner of Insurance